Exhibit 99.2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information is derived from the unaudited pro forma condensed combined balance sheet and statements of operations and comprehensive loss.

The unaudited pro forma condensed combined financial statements are based on Tottenham’s historical condensed consolidated financial statements and Clene’s historical consolidated financial statements for the nine months ended September 30, 2020 and for the year ended December 31, 2019, adjusted to give effect to the Financing Transactions and Business Combination, defined in the unaudited pro forma condensed combined financial information found elsewhere in the proxy statement/consent solicitation statement/prospectus filed in relation to the Business Combination (the “Proxy Statement”) and a private placement with net proceeds of $22.2 million, or Private Placement. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Financing Transactions, Business Combination, which is treated as a reverse recapitalization for accounting purposes, and the Private Placement as if they had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 give pro forma effect to the Financing Transactions, Business Combination and the Private Placement as if they had occurred on January 1, 2019.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after September 30, 2020 and pro forma adjustments that are directly attributable to the Business Combination, factually supportable and, with respect to the unaudited condensed combined pro forma statement of operations and comprehensive loss, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination and the Private Placement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Tottenham and Clene have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming actual redemptions of 1,482,990 Tottenham outstanding ordinary shares for an aggregate redemption payment of $16.3 million out of the trust account on the closing date of the Business Combination. No other Tottenham ordinary shares are subject to redemption.

The information is only a summary and should be read together with Tottenham’s and Clene’s audited and unaudited financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Clene,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tottenham” and other financial information included elsewhere in the Proxy Statement .

	Pro forma
	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
	(in thousands)
Combined Statement of Operations data:
Total revenue	$177	$—
Cost of revenue	$58	$—
Research and development	$10,750	$9,563
General and administrative	$4,054	$7,237
Loss from operations	$(14,685)	$(16,800)
Interest expense	$(353)	$(88)
Gain on termination of lease	$51	$—
Australia research and development credit	$2,611	$599
Other income, net	$34	$27
Net loss	$(12,342)	$(16,262)

Pro Forma
As of September 30, 2020
(in thousands)
Combined Balance sheet data:
Total assets	$74,475
Total notes payable, net of current portion	1,616
Total liabilities	9,780
Shareholders’ equity	64,695

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 1, 2020, Tottenham entered into a merger agreement, (as amended, the “Merger Agreement”), which provides for a business combination between Tottenham Acquisition I Limited, a British Virgin Islands company (“Tottenham”) and Clene Nanomedicine, Inc., a Delaware corporation (“Clene”). Pursuant to the Merger Agreement, the Business Combination was effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of Tottenham, Tottenham was reincorporate to the state of Delaware by merging with and into Chelsea Worldwide Inc., a Delaware corporation and wholly owned subsidiary of Tottenham (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) immediately after the Reincorporation Merger, Creative Worldwide Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of PubCo, was merged with and into Clene, resulting in Clene being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Reincorporation Merger and the Acquisition Merger were collectively referred to herein as the “Business Combination.” On December 30, 2020 (the “Closing Date”), Clene Inc., a Delaware corporation (the “Company”), consummated the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited historical condensed consolidated balance sheet of Tottenham as of September 30, 2020 with the unaudited historical consolidated balance sheet of Clene as of September 30, 2020, giving effect to the Financing Transactions, described below, Business Combination and a private placement with net proceeds of $22.2 million, or Private Placement, as if they had been consummated as of that date.

The following unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combines the unaudited historical condensed consolidated statements of operations of Tottenham for the nine months ended September 30, 2020 and for the year ended December 31, 2019, respectively, with the unaudited historical consolidated statement of operations of Clene for the nine months ended September 30, 2020 and for the year ended December 31, 2019, respectively, giving effect to the Financing Transactions, Business Combination and the Private Placement as if they had occurred as of January 1, 2019.

The historical financial information of Tottenham was derived from the unaudited condensed consolidated financial statements of Tottenham for the nine months ended September 30, 2020 and the audited financial statements of Tottenham for the year ended December 31, 2019 included elsewhere in the Proxy Statement. The historical financial information of Clene was derived from the unaudited consolidated financial statements of Clene for the nine months ended September 30, 2020 and the audited consolidated financial statements of Clene for the year ended December 31, 2019 included elsewhere in the Proxy Statement. This information should be read together with Tottenham’s and Clene’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Clene,”“Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tottenham” and other financial information included elsewhere in the Proxy Statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2020
(in thousands)

	Historical		Actual Redemptions into Cash
	(A) Tottenham	(B) Clene	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$440	$36,781	6,436	(6a)	$66,128
			76	(6b)
			22,395	(6c)
Prepaid expenses and other current assets	85	2,854	—		2,939
Total current assets	525	39,635	28,907		69,067
Deferred transaction costs	—	2,321	1,002	(6d)	—
			229	(6d)
			(3,552	)(6d)
Right of use assets	—	1,050	—		1,050
Property and equipment, net	—	4,358	—		4,358
Cash and cash equivalents held in trust account	25,594	—	230	(6e)	—
			(1,092	)(6f)
			(180	)(6g)
			(1,000	)(6h)
			(6,436	)(6a)
			(2,771	)(6i)
			(13,547	)(6j)
			(798	)(6k)
Total assets	$26,119	$47,364	$992		$74,475

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$—	$645	$—		$645
Accrued expenses	180	4,554	(180	)(6g)	4,909
			685	(6d)
			229	(6d)
			(559	)(6k)
Deferred revenue from related parties	—	112	—		112
Operating lease obligations, current portion	—	219	—		219
Finance lease obligations, current portion	—	200	—		200
Promissory note payable to related party	2,013	—	230	(6e)	—
			(2,243	)(6l)
Amounts due to related party	1,203	—	(1,203	)(6l)	—
			(239	)(6k)
			239	(6m)
Total current liabilities	3,396	5,730	(3,041)		6,085
Operating lease obligations, net of current portion	—	1,845	—		1,845
Finance lease obligations, net of current portion	—	234	—		234
Notes Payable, net of current portion	—	1,616	—		1,616
Redeemable convertible preferred stock warrant liability	—	10,591	(10,591	)(6n)	—
Deferred underwriting commission	1,389	—	(1,092	)(6f)	—
			(51	)(6i)
			(246	)(6j)
Total liabilities	4,785	20,016	(15,021)		9,780

Tottenham ordinary shares, subject to conversion	16,334	—	(2,771	)(6i)	—
			(13,547	)(6j)
			(16	)(6q)
Redeemable convertible preferred stock	—	114,603	(114,603	)(6o)	—
Stockholders’ equity (deficit):
Tottenham ordinary shares	—	—	—		—
Clene common stock	—	12	27	(6o)	—
			(39	)(6p)
PubCo common stock	—	—	5	(6p)	5
Additional paid – in capital	5,183	2,300	3,446	(6l)	154,257
			16	(6q)
			114,576	(6o)
			10,591	(6n)
			(1,071	)(6p)
			22,395	(6c)
			(3,552	)(6d)
			51	(6i)
			246	(6j)
			76	(6b)
Accumulated retained earnings (deficit)	(183)	(89,626)	(1,000	)(6h)	(89,626)
			1,105	(6p)
			317	(6d)
			(239	)(6m)
Accumulated other comprehensive income	—	59	—		59
Total stockholders’ equity (deficit)	5,000	(87,255)	146,950		64,695
Total liabilities, redeemable common stock and stockholders’ equity (deficit)	$26,119	$47,364	$992		$74,475

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share and per share amounts)

			Actual Redemptions into Cash
	(A) Tottenham	(B) Clene	Pro Forma Adjustments		Pro Forma Statement of Operations
Revenue:
Product revenue	$—	$160	$—		$160
Royalty revenue	—	17	—		17
Total revenue	—	177	—		177
Operating expenses:
Cost of revenue	—	58	—		58
Research and development	—	10,750	—		10,750
General and administrative	838	3,623	(90	)(7a)	4,054
			(317	)(7b)
Total operating expenses	838	14,431	(407)		14,862
Loss from operations	(838)	(14,254)	407		(14,685)
Other income (expense), net:
Interest expense	—	(608)	255	(7c)	(353)
Gain on termination of lease	—	51	—		51
Loss on extinguishment of convertible notes	—	(540)	540	(7d)	—
Change in fair value of preferred stock warrant liability	—	(7,378)	7,378	(7e)	—
Change in fair value of derivative liability	—	29	(29	)(7f)	—
Australia research and development credit	—	2,611	—		2,611
Other income, net	—	34	—		34
Interest income	369	—	(369	)(7g)	—
Total other income (expense), net	369	(5,801)	7,775		2,343
Net income (loss)	(469)	(20,055)	8,182		(12,342)
Less: income attributable to ordinary shares subject to conversion	236	—	(236	)(7h)	—
Net income (loss) attributable to common stockholders	$(705)	$(20,055)	$8,418		$(12,342)
Other comprehensive income (loss):
Unrealized gain on available-for-sale debt securities	(180)	—	180	(7g)	—
Foreign currency translation adjustment	—	18	—		18
Comprehensive income (loss)	$(649)	$(20,037)	$8,362		$(12,324)

Net loss per share – basic and diluted	$(0.33)	$(0.16)			$(0.20)
Weighted average common shares outstanding – basic and diluted	2,120,708	124,947,038	58,525,205	(7i)	60,645,913

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share amounts)

	Historical		Actual Redemptions into Cash
	(C) Tottenham	(D) Clene	Pro Forma Adjustments		Pro Forma Statement of Operations
Operating expenses:
Research and development	$—	$9,563	$—		$9,563
General and administrative	588	6,769	(120	)(7a)	7,237
Total operating expenses	588	16,332	(120)		16,800
Income (loss) from operations	(588)	(16,332)	120		(16,800)
Other income (expense), net:
Interest expense	—	(88)	—		(88)
Loss on extinguishment of convertible notes	—	—	—		—
Change in fair value of preferred stock warrant liability	—	(361)	361	(7e)	—
Australia research and development credit	—	599	—		599
Other income, net	—	27	—		27
Interest income	857	—	(857	)(7g)	—
Total other income (expense), net	857	177	(496)		538
Net income (loss)	269	(16,155)	(376)		(16,262)
Less: income attributable to ordinary shares subject to conversion	719	—	(719	)(7h)	—
Net income (loss) attributable to common stockholders	$(450)	$(16,155)	$343		$(16,262)
Other comprehensive income (loss):
Unrealized gain on available-for-sale debt securities	153		(153	)(7g)	—
Foreign currency translation adjustment	—	(3)	—		(3)
Comprehensive income (loss)	$422	$(16,158)	$(529)		$(16,265)
Net loss per share – basic and diluted	$(0.21)	$(0.13)			$(0.27)
Weighted average common shares outstanding – basic and diluted	2,105,950	124,873,950	58,539,963	(7i)	60,645,913

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transactions

The Business Combination

On September 1, 2020, Clene, Tottenham, PubCo, and Merger Sub entered into the Merger Agreement. Pursuant to the Merger Agreement, the Business Combination was effected in two steps: (i) in connection with the Reincorporation Merger, Tottenham was reincorporate to the state of Delaware by merging with and into PubCo, a wholly owned subsidiary of Tottenham, with PubCo remaining as the surviving publicly traded entity; (ii) immediately after the Reincorporation Merger, Merger Sub, a wholly owned subsidiary of PubCo, was merged with and into Clene, resulting in Clene being a wholly owned subsidiary of PubCo, referred to herein as the Acquisition Merger.

At the closing of the Business Combination, the former Tottenham security holders received the consideration specified below also specified in the Reincorporation Merger section of the Proxy Statement titled “Summary of the Proxy Statement/Consent Solicitation Statement/Prospectus.”

Upon the consummation of the Business Combination, each Tottenham ordinary share issued and outstanding immediately prior to the effective time of the Reincorporation Merger (excluding certain shares to be canceled pursuant to the Merger Agreement, any redeemed shares and any Dissenting Shares as more fully described elsewhere in the Proxy Statement), was automatically cancelled and cease to exist and (i) for each Tottenham ordinary share, PubCo issued to each shareholder one validly issued share of PubCo Common Stock; (ii) each warrant to purchase one half of one Tottenham Ordinary Share converted into a warrant to purchase one-half of one share of PubCo Common Stock; and (iii) each right exchangeable into one-tenth (1/10) of on Tottenham ordinary share converted into a right exchangeable for one-tenth (1/10) of one share of PubCo Common Stock; provided, however, that no fractional shares was issued and all fractional shares was rounded down to the nearest whole share.

Upon the consummation of the Business Combination, each share of Clene’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the effective time of the Acquisition Merger, was converted into the right to receive shares of PubCo Common Stock based on the Common Stock Exchange Ratio. The Common Stock Exchange Ratio was determined to be 0.1320 shares of PubCo Common Stock for each share of Clene Common Stock and is calculated as 95% (which excludes the 5% shares that will be held in escrow) of the quotient obtained by dividing (i) the total consideration for the Acquisition Merger per share of PubCo Common Stock, which is $543,390,059.55 over $10.00 per share (which is the assumed per share price and based upon the Tottenham IPO price), by (ii) the number of Clene common shares outstanding after giving effect to the conversion of preferred shares to common shares, which is 391,141,648. Each share of Clene’s convertible preferred stock outstanding immediately prior to the effective time was converted into the right to receive PubCo Common Stock based on the Preferred Stock Exchange Ratio. The Preferred Stock Exchange Ratio is equal to the Common Stock Exchange Ratio multiplied by the number of shares of Clene Common Stock into which each share of Clene Preferred Stock is convertible immediately prior to the effective time. The Preferred Stock Exchange Ratio is expected to be equal to the Common Stock Exchange Ratio because each share of Clene Preferred Stock is convertible into one share of Clene Common Stock. At the closing of the Business Combination, the Exchange Ratio was determined to be 0.1320 shares of PubCo Common Stock for each share of Clene Common Stock.

As a result of the Business Combination, Clene stockholders received an aggregate of 54,339,004 shares of PubCo Common Stock valued at $10.00 per share, among which 2,716,950 shares of PubCo Common Stock are to be issued and held in escrow to satisfy any indemnification obligations incurred under the Merger Agreement. 12.0 million shares of PubCo Common Stock may be reserved and authorized for issuance under the 2020 equity incentive plan upon closing. 3.2 million shares of PubCo Common Stock may be reserved for the exercise of outstanding warrants to purchase shares of PubCo Common Stock. The exchange of Clene’s stock options for PubCo stock options was treated as a modification of the awards. The modification of the stock options was not expected to result in incremental compensation expense to be recognized upon closing of the Business Combination.

The Private Placement

The Company entered into subscription agreements with various investors for the private purchase of 2,239,500 shares of PubCo’s Common Stock (the “PIPE Shares”) at a price of $10.00 per share with net proceeds of $22.2 million. Pursuant to the subscription agreements, investors in the Private Placement will also receive a warrant to purchase one-half of one share of PubCo Common Stock, totaling 1,119,750 shares of PubCo Common Stock, at an exercise price of $0.01 per share for each of the PIPE Shares (the “PIPE Warrants”), subject to a 180-day holding period. The purchase of PubCo common stock by these investors closed shortly before the closing of the Business Combination. The purpose of this Private Placement is to fund general corporate expenses. The PIPE Warrants are not included in the number of issued and outstanding shares of PubCo Common Stock upon closing of the Business Combination. However, the PIPE Warrants are included in the calculation of weighted average shares outstanding for basic and diluted net loss per share (see Note 7(i)).

Earn-out Shares

Certain Clene’s stockholders may be entitled to receive earn-out shares as follows: (1) 3,333,333 shares of PubCo Common Stock if the volume-weighted average price (VWAP) of the shares of PubCo Common Stock equals or exceeds $15.00 (or any foreign currency equivalent) in any 20 trading-days within a 30 trading-day period (the “Trading Period”) within the three years following the closing of the Business Combination on any securities exchange or securities market on which the shares of PubCo Common Stock are then traded (“Milestone 1”); and (2) 2,500,000 shares of PubCo Common Stock if the VWAP of the shares of PubCo Common Stock equals or exceeds $20.00 (or any foreign currency equivalent) in the Trading Period within the five years following the closing of the Business Combination on any securities exchange or securities market on which the shares of PubCo Common Stock are then traded (“Milestone 2”); and (3) 2,500,000 shares of PubCo Common Stock are to be issued if Clene completes a randomized placebo-controlled study for treatment of COVID-19 which results in a statistically significant finding of clinical efficacy within twelve months of the Closing Date (“Milestone 3”). If Milestone 1 is not achieved but Milestone 2 is achieved, Clene’s stockholders shall receive the shares granted under Milestone 2 as well as those under Milestone 1. In the event that within the five years following the closing of the Business Combination, there is a change of control of the PubCo and the change of control price meets the Milestone 1 and Millstone 2 share price thresholds described above, such Clene stockholders shall receive the applicable earn-out shares associated with the achievement of Milestone 1 and Milestone 2.

Furthermore, immediately prior to the closing of the Business Combination, Tottenham cancelled and forfeited an aggregate of 750,000 insider shares collectively owned by the initial shareholders for no additional consideration. The Sponsor instead may be entitled to receive earn-out shares as follows: (1) 375,000 shares of PubCo Common Stock if Milestone 1 is achieved; and (2) another 375,000 shares of PubCo Common Stock if Milestone 2 is achieved. If Milestone 1 is not achieved but Milestone 2 is achieved, the Sponsor shall receive the shares granted under Milestone 2 as well as those under Milestone 1.

To date, the milestones have not been achieved; accordingly, the Earn-out Shares are not reflected in the unaudited pro forma condensed combined financial information.

2. Accounting for the Transactions

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PubCo will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Clene stockholders will have a majority of the voting power of the combined company, Clene will comprise all of the ongoing operations of the combined entity, Clene will comprise a majority of the governing body of the combined company, and Clene’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Clene issuing shares for the net assets of PubCo, accompanied by a recapitalization. The net assets of PubCo will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations after the Business Combination will be those of Clene.

3. Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions performed after September 30, 2020 and pro forma adjustments that are directly attributable to the Business Combination and are factually supportable. The material financing transactions, Tottenham’s issuance of unsecured promissory notes to the Sponsor in November and December 2020, the conversion of Tottenham’s notes due to Sponsor and amounts due to related party into Tottenham ordinary shares, the subsequent redemption of Tottenham ordinary shares in November and December 2020, and the exercise of Clene stock options in November 2020 (the “Financing Transactions”), the issuance of shares arising from the Business Combination and the Private Placement, are factually supportable and are expected to have a continuing and significant impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements are based on currently available information and certain assumptions that both Tottenham and Clene believe are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Tottenham and Clene have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming actual redemptions of 1,482,990 Tottenham outstanding ordinary shares for an aggregate redemption payment of $16.3 million out of the trust account on the closing date of the Business Combination. No other Tottenham ordinary shares are subject to redemption.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the 51,622,054 shares of PubCo Common Stock issued to Clene’s stockholders, the 2,716,950 shares of PubCo Common Stock issued and held in escrow to satisfy any indemnification obligation incurred under the Merger Agreement, the 644,164 shares of PubCo Common Stock issued as payment for advisory services rendered in connection with the Business Combination, the 2,239,500 PIPE Shares issued in connection with the Private Placement and excludes the Earn-out Shares described above. In addition, weighted average shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the 1,119,750 PIPE Warrants issued in the Private Placement (see Note 7(i)).

As a result of the Financing Transactions, the Business Combination and the Private Placement, Clene’s stockholders owned approximately 91% of the non-redeemable shares of common stock of the Combined Company, PubCo public stockholders owned approximately 4% of the non-redeemable shares of the Combined Company, and investors from the Private Placement owned approximately 4% of the non-redeemable shares of the Combined Company, based on the number of PubCo Common Stock outstanding on the Closing Date (in each case, not giving effect to any shares issuable upon exercise of PubCo Warrants, PubCo Options, or Earn-out Shares).

4. Accounting Policies

Upon consummation of the Business Combination, management of Clene is in the process of performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

5. Shares of PubCo Common Stock Issued to Clene Stockholders upon Closing of the Business Combination

Based on the 125,572,986 shares of Clene Common Stock and the 265,568,662 shares of Clene convertible preferred stock outstanding immediately prior to the closing of the Business Combination, and based on the estimated Common Stock Exchange Ratio and Preferred Stock Exchange Ratio determined in accordance with the terms of the Merger Agreement of 0.1320, PubCo issued approximately 51,622,054 shares of PubCo Common Stock in the Business Combination, determined as follows:

Clene Common Stock outstanding prior to the closing of the Business Combination	125,572,986
Exchange Ratio	0.1320
16,572,858

Clene convertible preferred stock outstanding prior to the closing of the Business Combination	265,568,662
Exchange Ratio	0.1320
35,049,196

Shares of PubCo Common Stock issued to Clene Stockholders upon closing of the Business Combination	51,622,054

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 include pro forma adjustments that are (1) directly attributable to the Business Combination, and (2) factually supportable. Tottenham and Clene did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed consolidated balance sheet of Tottenham as of September 30, 2020.

(B)	Derived from the unaudited consolidated balance sheet of Clene as of September 30, 2020.

Pro forma adjustments

(a)	To reflect the release of $6.4 million of cash from the cash and cash equivalents held in the trust account.

(b)	To reflect cash proceeds in connection with the exercise of Clene stock options in November 2020.

(c)	To reflect the issuance and sale of 2,239,500 shares of PubCo Common Stock at $10.0 per share to the Private Placement investors pursuant to a subscription agreement concurrent with the completion of the Business Combination.

(d)	To reflect Tottenham’s and Clene’s total estimated advisory, legal, accounting and auditing fees and other professional fees in consummating the Business Combination and the Private Placement of $1.0 million and $2.6 million, respectively, as deferred transaction costs and subsequently reclassify to additional paid-in capital upon the close of the Business Combination. Of the total costs of $3.6 million, approximately $2.0 million was previously incurred and accrued as accrued expenses on the consolidated balance sheets of Clene as of September 30, 2020 and approximately $0.3 million was previously incurred and paid recording as general and administrative expenses on the condensed statement of operations and comprehensive loss of Tottenham as of September 30, 2020.

(e)	To reflect cash proceeds of $0.2 million in association with Tottenham’s issuance of unsecured promissory notes to its Sponsor in November and December 2020.

(f)	To reflect the settlement of $1.1 million of deferred underwriters’ fees incurred during Tottenham’s IPO that are due upon completion of the Business Combination.

(g)	To reflect Tottenham’s payment of $0.2 million of legal fees accrued as of September 30, 2020 as pursuant to the merger agreement.

(h)	To reflect the cash payment of $1.0 million of Tottenham’s advisory fees which was reflected in accumulated retained earnings (deficit).

(i)	To reflect the aggregate redemption payment of $2.8 million made from the trust account for the subsequent redemption of 253,963 Tottenham ordinary shares at the redemption price of $10.91 per share on November 13, 2020. The deferred underwriting commission payable was reduced by $0.20 (2.0%) of each unit that is redeemable by shareholders, or $0.1 million upon the redemption of units.

(j)	To reflect the aggregate redemption payment of $13.6 million made from the trust account for the subsequent redemption of 1,229,027 Tottenham ordinary shares at the redemption price of $11.02 per share on the Closing Date. The deferred underwriting commission payable was reduced by $0.20 (2.0%) of each unit that is redeemable by shareholders, or $0.2 million upon the redemption of units.

(k)	To reflect the cash payment of $0.8 million of transaction costs related to the Business Combination and the Private Placement and amounts due to Tottenham’s related party upon the close of the Business Combination.

(l)	To reflect the issuance of 344,600 shares of Tottenham ordinary shares at a per share price of $10.00 upon conversion of $3.4 million of aggregate outstanding indebtedness of Tottenham at the effective time of the Reincorporation Merger.

(m)	To reflect the increase in amounts due to Tottenham’s related party of $0.2 million which was used to fund Tottenham’s subsequent operating expenses and was reflected in accumulated retained earnings (deficit).

(n)	To reflect the derecognition of the preferred stock warrant liability, as well as a corresponding increase to additional paid-in capital, to reflect the conversion of all outstanding warrants to purchase shares of Clene’s preferred stock becoming warrants to purchase shares of PubCo common stock pursuant to the Merger Agreement.

(o)	To reflect the automatic conversion of all outstanding shares of Clene’s preferred stock into an aggregate of 265,568,662 shares of Clene’s common stock upon consummation of the Business Combination.

(p)	To reflect the recapitalization of Clene through the contribution of all the share capital of Clene to PubCo and the issuance of 59,526,163 shares of PubCo Common Stock and the elimination of the accumulated deficit of Tottenham, the accounting acquiree.

(q)	After reflecting the actual redemptions of 253,963 and 1,229,027 Tottenham ordinary shares on November 13, 2020 and December 30, 2020, respectively, the remaining common stock subject to redemption into cash amounting to $16 thousand would be transferred to permanent equity.

7. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2020 and the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of operations and comprehensive loss includes pro forma adjustments that are (1) directly attributable to the transactions described above, (2) factually supportable, and (3) expected to have a continuing impact on the results of the post-combination company. Tottenham and Clene did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. Tottenham recognized $0.3 million of transaction costs associated with the Business Combination and did not recognize any material transaction costs in the statements of operations and comprehensive loss during the nine months ended September 30, 2020 and during the year ended December 31, 2019, respectively. No material transaction costs were recognized for Clene in the statements of operations and comprehensive loss during the nine months ended September 30, 2020 and the year ended December 31, 2019.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations and comprehensive loss are based upon the number of PubCo’s shares outstanding at the closing of the Business Combination, assuming the Business Combination occurred on January 1, 2019. As the unaudited pro forma condensed combined statements of operations and comprehensive loss are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed consolidated statements of operations and comprehensive loss of Tottenham for the nine months ended September 30, 2020.

(B)	Derived from the unaudited consolidated statements of operations and comprehensive loss of Clene for the nine months ended September 30, 2020.

(C)	Derived from the audited statements of operations and comprehensive income of Tottenham for the year ended December 31,2019.

(D)	Derived from the audited consolidated statements of operations and comprehensive loss of Clene for the year ended December 31, 2019.

Pro forma adjustments

(a)	To reflect an adjustment to eliminate a monthly fee of $10,000 for administrative services to the Sponsor that terminates upon the completion of the Business Combination.

(b)	To reflect an adjustment to eliminate direct transaction fees incurred as a result of the Business Combination as those fees are not expected to have a continuing impact on the operations of the combined organization.

(c)	To reflect an adjustment to eliminate interest expense, including amortization of discount, on debt that was converted to equity upon completion of the Business Combination.

(d)	To reflect an adjustment to eliminate the loss on extinguishment of Clene’s convertible notes as it is assumed that all convertible notes would have been converted to Clene’s Series D Preferred Stock and then to PubCo Common Stock on January 1, 2019. As a result, no gain or loss on extinguishment of Clene’s convertible notes would be recognized following the assumed closing of the Business Combination on January 1, 2019

(e)	To reflect an adjustment to eliminate the impact of the change in the fair value of preferred stock warrant liability for warrants issued by Clene as it is assumed that all warrants would have become exercisable for PubCo Common Stock pursuant to the Merger Agreement. As a result, the preferred stock warrants would no longer be subject to fair value accounting following the assumed closing of the Business Combination on January 1, 2019.

(f)	To reflect an adjustment to eliminate the impact of the change in the fair value of derivative liability for convertible notes issued by Clene as it is assumed that all convertible notes would have been converted to Clene’s Series D Preferred Stock and then to PubCo Common Stock on January 1, 2019. As a result, the derivative liability would be extinguished following the assumed closing of the Business Combination on January 1, 2019.

(g)	To reflect an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

(h)	To reflect an adjustment to eliminate income attributable to ordinary shares subject to redemption as of the beginning of the period.

(i)	As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and the Private Placement have been outstanding for the entirety of the periods presented. For shares that were subsequently redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. In addition, the PIPE Warrants are included in the calculation of weighted average shares outstanding for basic and diluted net loss per share. Weighted average common shares outstanding — basic and diluted for the nine months ended September 30, 2020 and year ended December 31, 2019 are calculated as follows:

Nine Months Ended September 30, 2020
Combined (Actual Redemptions into Cash)
Weighted average shares calculation – basic and diluted
Tottenham weighted average public shares outstanding	2,120,708
Issuance of Tottenham ordinary shares in connection with conversion of outstanding indebtedness of Tottenham	344,600
Cancellation of Tottenham Founder shares in connection with the Business Combination	(750,000)
Conversion of Tottenham Parent Right in connection with the Business Combination	481,500

Issuance of PubCo common stock to LifeSci in connection with the Business Combination	644,164
Issuance of PubCo common stock and warrants in connection with closing of private equity investment	3,359,250
Issuance of PubCo common stock to Clene shareholders in connection with the Business Combination	51,622,054
Escrow shares(1)	2,716,950
Redemption of Tottenham ordinary shares included in Tottenham weighted average public shares outstanding	—
Tottenham ordinary shares subject to redemption reclassified to equity	106,687
Weighted average shares outstanding	60,645,913

Year Ended December 31, 2019
Combined (Actual Redemptions into Cash)
Weighted average shares calculation – basic and diluted
Tottenham weighted average public shares outstanding	2,105,950
Issuance of Tottenham ordinary shares in connection with conversion of outstanding indebtedness of Tottenham	344,600
Cancellation of Tottenham Founder shares in connection with the Business Combination	(750,000)
Conversion of Tottenham Parent Right in connection with the Business Combination	481,500

Issuance of PubCo common stock to LifeSci in connection with the Business Combination	644,164
Issuance of Clene common stock and warrants in connection with closing of private equity investment	3,359,250
Issuance of PubCo common stock to Clene shareholders in connection with the Business Combination	51,622,054
Escrow shares(1)	2,716,950
Redemption of Tottenham ordinary shares included in Tottenham weighted average public shares outstanding	—
Tottenham ordinary shares subject to redemption reclassified to equity	121,445
Weighted average shares outstanding	60,645,913

(1)	Represents 5% of the aggregate amount of the closing payment shares to be held in escrow to satisfy any indemnification obligation incurred under the Merger Agreement and to be released six months after the closing of the Business Combination.

8. Items Not Included in the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined statements of operations and comprehensive loss do not include any non-recurring transaction costs incurred by Tottenham or Clene after September 30, 2020 as those fees are not expected to have a continuing impact on the operations of the combined organization.

The unaudited pro forma condensed combined statements of operations and comprehensive loss do not include an adjustment of $1.0 million to be paid to Chardan Capital Markets, LLC (“Chardan”) pursuant to a letter agreement dated February 10, 2020 by and between Chardan and Tottenham as compensation for advisory services and an adjustment of $0.2 million to be paid to Tottenham’s related party for Tottenham’s operating expenses as these transactions were not expected to have a continuing impact on the operations of the combined organization.